                                 EMPLOYMENT AGREEMENT

              AGREEMENT, dated as of December 31, 1997, by and among Western Bancorp ("Western"), Western Bank and Aubrey L. Austin (the "Employee").

              WHEREAS, Western Bank has entered into an Agreement and Plan of Merger, dated as of July 30, 1997, and amended and restated as of November 20, 1997, by and among Western, Western Bank and Santa Monica Bank (the "Merger Agreement"), as a result of which Western Bank will merge with Santa Monica Bank, with Western Bank as the surviving corporation (hereinafter referred to as "Employer"), which then will change its name to Santa Monica Bank, and Western will own 100% of the shares of Employer's common stock; and

              WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Employer and Employee consider it desirable to enter into this employment agreement (the "Agreement") to provide for ongoing employment.

              NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

              1.     EMPLOYMENT.

              (a) Employer hereby agrees to employ Employee, and Employee agrees to serve as an employee of Employer during the Period of Employment, as defined in Section 2, in such capacity as is set forth herein and initially as Chairman of the Board ("Chairman"), President and Chief Executive Officer of Employer with the duties and responsibilities as shall be specified in the By-Laws of Employer. Employer acknowledges that Employee also shall be appointed as a director of Western.

              (b) If at any time during the Period of Employment, Employer fails, without Employee's consent, to cause Employee to be elected or re-elected as Chairman, President and Chief Executive Officer of Employer, or removes Employee from such offices, or if at any time during the Period of Employment, Employee shall fail to be vested by the Board of Directors of Employer with the power and authority of Chairman, President and Chief Executive Officer of Employer or Employee shall lose any significant duties or responsibilities attending such offices, Employee shall have the right by written notice to Employer (a "Termination Notice") to terminate his services hereunder, effective as of the thirtieth day following receipt by Employer of the Termination Notice (or such earlier day as shall be individually agreed) (the "Termination Effective Date"), in which event the Period of Employment, as hereinafter defined, shall so terminate on the Termination Effective Date; termination under these circumstances shall be deemed pursuant to paragraph (a) of Section 6 hereof as a termination by Employee for "Good Reason" with all the consequences that flow from such termination.

              If Employee exercises Employee's right of termination under this paragraph (b), Employee shall resign voluntarily as an employee of Employer and as a Director of Employer and any affiliate on the Termination Effective Date.

              2.     PERIOD OF EMPLOYMENT.

              The "Period of Employment" shall be the period commencing on the Effective Date (as such term is defined in the Merger Agreement) and ending on the third anniversary of the Effective Date.

              3.     DEVOTION TO EMPLOYER'S BUSINESS.

              Employee shall devote Employee's full business time, attention and best efforts to the affairs of Employer during the Period of Employment, PROVIDED, HOWEVER, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations (as Employer may from time to time agree to), and similar types of activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Employer.

              4.     CURRENT CASH COMPENSATION.

              (a)    BASE ANNUAL SALARY.

              Employer will pay (or cause to be paid) to Employee during the Period of Employment a base annual salary equal to the base annual salary paid to Employee as of July 30, 1997, payable in accordance with Employer's standard payroll procedures. It is agreed between the parties that Employer shall review the base annual salary as of the Effective Date and annually thereafter and in light of such review may, in the discretion of the Board of Directors of Employer (but shall not be obligated to), increase such base annual salary in accordance with standard policies and practices of Employer with respect to other executive officers of Employer, and Employer may not decrease Employee's base annual salary during the Period of Employment.

              (b)    DISCRETIONARY BONUS.

              During the Period of Employment, Employee shall be considered annually by the Human Resources Committee of the Board of Directors of Employer for a discretionary bonus payment by Employer made in accordance with the compensation policies and practices of Employer as presently in effect or as they may be modified by Employer from time to time, taking into account the performance of Employer and bonuses awarded to similar positions in Employer.

              5.     OTHER EMPLOYEE BENEFITS.

              (a)    VACATION AND SICK LEAVE.

              Employee shall be entitled to paid annual vacation periods and to sick leave in accordance with the policies of Employer as in effect as of the date hereof or as may be modified by Employer from time to time as may be applicable to officers of Employee's rank employed by Employer, but in no event less than that provided to Employee at July 30, 1997.

              (b)    INCENTIVE STOCK PLAN.

              Employee shall be eligible to participate in the Incentive Stock Option Plan of Employer, as in effect as of the date hereof or as may be modified by Employer from time to time, in such amounts and upon such terms as may be prescribed by the Human Resources Committee of the Board of Directors of Employer in its sole discretion consistent with established practices and procedures for officers holding similar positions with Employer.

              (c)    EMPLOYEE BENEFIT PLANS OR ARRANGEMENTS.

              Subject to Section 6(a) hereof, Employee shall be entitled to participate in all employee benefit plans of Employer, as presently in effect or as they may be modified by Employer from time to time, under such terms as may be applicable to officers of Employee's rank employed by Employer, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

              Immediately upon termination of the Period of Employment, Employer shall provide all requested assistance to allow Employee to elect continuation coverage under all medical, dental, prescription medicines and other plans through which coverage was provided to Employee by Employer under the requirements of 29 U.S.C. Section 1161 ("COBRA") (Consolidated Omnibus Budget Reconciliation Act) [Pub. L. 99-272]. The cost of all premiums assessed with regard to continuation health care coverage under COBRA shall be paid by Employer.

              (d)    EXPENSES.

              Employee shall be reimbursed for reasonable travel and other expenses incurred or paid by Employee in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of Employer as are in effect as of the date hereof and as may be modified by Employer from time to time, under such terms as may be applicable to officers of Employee's rank employed by Employer. Reasonable other expenses shall include, but not be limited to, the costs of (or dues and incidental expenses associated with) maintaining membership at the Riviera Country Club and the Santa Monica Rotary Club.

              (e)    USE OF AUTOMOBILE.

              Employer shall provide Employee with the use of an automobile appropriate for a President and Chief Executive Officer with optional equipment of Employee's selection for the Period of Employment and six months thereafter. Employer shall pay all operating expenses of the automobile.

              Employer shall procure and maintain an automobile liability insurance policy on the automobile in accordance with Employer's policy with reference to automobile insurance for employees.

              6.     TERMINATION.

              (a)    TERMINATION BY EMPLOYER OTHER THAN FOR BREACH OR JUST
                     CAUSE.

              If Employer should terminate the Period of Employment for other than Breach or Just Cause, as herein defined, or if Employee should terminate the Period of Employment for Good Reason, as herein defined, then after the date of termination the provisions of Section 8 hereof no longer shall apply to Employee, and, in addition to all other benefits, if any, payable as provided for hereunder, Employer shall forthwith cause to be paid to Employee, at the option of Employee, in a lump sum or in equal monthly payments for the balance of the Period of Employment, an amount equal to the sum of (a) the result of multiplying (i) the base annual salary payable to Employee pursuant to paragraph
(a) of Section 4 as of the date of termination of the Period of Employment by
(ii) the number of years (and fractions thereof) then remaining in the Period of Employment and (b) the result of multiplying (i) the average of the bonuses payable to Employee pursuant to paragraph (b) of Section 4 or otherwise during the three fiscal years immediately preceding the date of the termination of the Period of Employment by (ii) the number of years (and fractions thereof) then remaining in the Period of Employment.

              "Breach" and "Just Cause" shall mean the continuing failure by Employee to perform substantially his duties with Employer (other than such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered to Employee by the Board of Directors of Western; conviction of a felony involving an act of moral turpitude; absenteeism not related to illness, sick leave or vacations, but only after notice from the Board of Directors followed by repetition of such absenteeism; material act of dishonesty; conflicts of interest after notice in writing from the Board of Directors and a reasonable opportunity to remove the conflicts; or such other behavior that has a direct, substantial and adverse effect on Employer so as to be injurious to Employer or to Western. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Breach or Just Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire incumbent membership of the Board of Directors of Employer at a meeting of the Board of Directors called and held (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board of Directors) for the purpose of determining whether in the good faith opinion of the Board of Directors Employer has Just Cause to terminate Employee's employment. Termination by Employee for "Good Reason" shall mean termination by Employee under the following circumstances: (i) Employee exercises his right to terminate this agreement pursuant to Section 1(b) hereof;
(ii) Employer requires Employee to be based anywhere other than the principal offices of Employer in Santa Monica, California (except for travel as reasonably required in the performance of his duties hereunder); (iii) Employer fails to pay Employee the compensation provided for in this Agreement for more than ten business days after receipt of written notice of such nonpayment from Employee;
(iv) Employer materially breaches this agreement after Employee has given written notice to Employer of such breach and has given Employer thirty days to rectify the matter complained of; or (v) Employee fails to be elected or reelected as a director of Western.

              (b)    TERMINATION BY EMPLOYER FOR BREACH OR JUST CAUSE.

              If Employer should terminate the Period of Employment for Breach or Just Cause, Employee will be entitled to be paid the base annual salary otherwise payable to Employee under paragraph (a) of Section 4 through the date the resolution of the Board of Directors is delivered to Employee pursuant to
Section 6(a) above.

              7.     NON-DISCLOSURE.

              Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential information or proprietary data of Employer so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

              8.     NONCOMPETITION AGREEMENT.

              (a) Subject to Section 6(a) hereof, if Employee is terminated for Breach or Just Cause, Employee hereby agrees that from the Effective Date until the second anniversary of the date of the termination of the Period of Employment (the "Non-Competition Period"), Employee will not (i) engage in the banking business other than on behalf of Employer within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Employer) engaged in the banking business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Employer or Western to engage in any action prohibited under (i) or (ii) of this Section 8(a); provided that the ownership by Employee as an investor of not more than one percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Employee's obligations under this Section 8(a).

              (b) Employee acknowledges and agrees that irreparable injury will result to Employer and Western in the event of a breach of any of the provisions of this Section 8 (the "Designated Provisions") and that Employer and Western will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Employer or Western may have, Employer and Western shall be entitled to the entry of a preliminary injunction and a permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Los Angeles, California, to restrain the violation or breach thereof by Employee or any affiliates, agents, or any other persons acting for or with Employee in any capacity whatsoever, and Employee submits to the jurisdiction of such court in any such action.

              (c) It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 8 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 8 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Employer and Western, to the fullest extent permitted by applicable law, the benefits intended by this Section 8.

              (d) As used herein, "Designated Area" shall mean the California counties of Orange and Los Angeles.

              (e) This Section 8 shall be of no force or effect and shall not survive the end of the Period of Employment, provided that the Period of Employment has not been terminated earlier than the third anniversary of the Effective Date for Breach or Just Cause as defined in Section 6(a).

              9.     REPRESENTATIONS AND WARRANTIES.

              (a) Employee represents and warrants to Employer that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of, or conflict with, any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement to which Employee is or has been a party.

              (b) Employee shall indemnify, defend, and hold harmless Employer and Western for, from and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, that Employer or Western has incurred or to which Employer or Western may become subject, insofar as such losses, claims, suites, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Employee in Section 9(a) hereof to be true and correct when made.

              10.    INDEMNIFICATION OF EMPLOYEE.

              Employer shall, to the maximum extent permitted by law, indemnify and hold Employee harmless for any acts or decisions made in good faith while performing services for Employer. To the same extent, Employer will pay, and subject to any legal limitations, advance all expenses, including reasonable attorney's fees and costs, of court-approved settlements actually and necessarily incurred by Employee in connection with the defense of any action, suit or proceeding and in connection with any appeal that has been brought against Employee by reason of his service as an officer or agent of Employer.

              Employer shall use its best efforts to obtain coverage for Employee (provided it may be obtained at a reasonable cost) under any liability insurance policy or policies now in force of hereafter obtained during the term of this Agreement that cover other officers of Employer having comparable or lesser status and responsibility.

              11.    GOVERNING LAW.

              This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of California. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

              12.    NOTICES.

              All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed, in the case of:

              (a)    Employee, to:

                            Aubrey L. Austin
                            c/o Santa Monica Bank
                            1251 Fourth Street
                            Santa Monica, California 90401

              (b)    Employer, to:

                            Western Bancorp
                            1251 Westwood Blvd.
                            Los Angeles, California  90024
                            Attention:  Matthew P. Wagner

              In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax.

              13.    MISCELLANEOUS.

              (a)    ENTIRE AGREEMENT.

              This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Employer and its successors.

              (b)    WITHHOLDING TAXES.

              All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

              14.    DEATH OF EMPLOYEE.

              If Employee dies prior to the expiration of the Period of Employment, any sums that may be due him from Employer under this Agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representatives, successors and assigns.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.


                                          WESTERN BANCORP



                                          By: /s/ Julius G. Christensen
                                             ------------------------------
                                             Name: Julius G. Christensen
                                             Title: EVP, General Counsel and
                                                    Secretary

                                          WESTERN BANK


                                          By: /s/ Julius G. Christensen
                                             ------------------------------
                                             Name: Julius G. Christensen
                                             Title: EVP


                                          /s/ Aubrey L. Austin
                                          ------------------------------
                                          Aubrey L. Austin